UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 18, 2004


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


           NEVADA                                               93-0926999
(State of other Jurisdiction                               (IRS Employer ID No.)
      of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                             52241
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated October 18, 2004 with respect to the Company's financial results for the quarter ended September 30, 2004.

Item 2.02.   Results of Operations and Financial Condition.

     On October 18, 2004, Heartland Express, Inc. announced its financial results for the quarter ended September 30, 2004. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                     HEARTLAND EXPRESS, INC.

Date: October 18, 2004                               BY: /s/ John P. Cosaert
                                                     -----------------------
                                                     JOHN P. COSAERT
                                                     Vice-President
                                                     Finance and Treasurer

                                Exhibit No. 99.1
Monday, October 18, 2004, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Third Quarter of 2004.

CORALVILLE, IOWA - October 18, 2004 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the third quarter ended September 30, 2004. Gross revenues for the quarter increased 12.3% to $117.3 million from $104.5 million in the third quarter of 2003. Net income increased 17.8% to $17.1 million from $14.5 million in the 2003 period. Basic earnings per share were $0.23 compared to $0.19 for the third quarter of 2003.

For the nine months, revenue increased 11.8% to $337.6 from $302.1 during the same period in 2003. Net income increased 20.2% to $45.9 million from $38.2 million in the 2003 period. Basic earnings per share were $0.61 compared with $0.51 for the 2003 period.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of gross revenues) of 78.1% and a 14.6% net margin. The Company ended the nine months ended September 30, 2004 with an operating ratio of 79.6% and a 13.6% net margin. These results are all improvements over the prior year. They were achieved in a period of record high fuel prices and a continued shortage of qualified drivers.

The Company ended the third quarter with cash, cash equivalents, and investments of $239.5 million, a $37.1 million increase from the $202.4 million reported on December 31, 2003. The Company's balance sheet continues to be debt-free.

Earlier this year the Company announced the replacement of its tractor fleet. The Company has taken delivery of 650 new International 9400i model tractors. The delivery of new tractors and the trade-in of the current fleet is scheduled to be completed by December 31, 2006. The Company also upgraded its trailer fleet with the purchase of 700 new Wabash trailers during the second and third quarter of this year.

During the quarter, Heartland Express declared a 3-for-2 stock split, payable as 50% stock dividend. The stock dividend increased the Company's issued and outstanding common stock from 50.0 million to 75.0 million shares. The stock dividend was paid on August 20, 2004. All of the above earnings per share data has been adjusted to reflect the effect of this stock dividend.

The Company's regular quarterly dividend was declared September 9, 2004. The quarterly dividend of $1.5 million at the rate of $0.02 per share was paid on October 1, 2004 to shareholders of record at the close of business on September 20, 2004. This was the fifth consecutive quarterly cash dividend paid. Our recent stock split increases our total annual dividend by $2.0 million to a total of $6.0 million annually. It is a pleasure to share the continued success of the Company with our stockholders. It is important to note that the recent stock split increased quarterly dividend payout by 50%.

During the quarter, Heartland Express strengthened its industry-leading driver compensation package by introducing their "GREEN MILE$" program. Company drivers and owner operators will be paid an additional 7 cents per mile for all HHG miles driven in what will be known as the "Green Zone". The "Green Zone" is an area north of the southern border of Maryland and east of Interstate 81 running through Maryland, Pennsylvania, and New York. The defined area includes all or a portion of the upper Northeastern United States. This program became effective October 2nd, 2004. The Company is strongly committed to attracting and retaining the safest experienced drivers in the industry.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                         For further information contact
                            John P. Cosaert, EVP; CFO
                             Heartland Express, Inc.
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                     Three months ended                Nine months ended
                                                         September 30,                   September 30,

                                                      2004            2003            2004             2003

OPERATING REVENUE ............................   $ 117,299,278   $ 104,460,615   $ 337,647,731   $ 302,100,139
                                                 -------------   -------------   -------------   -------------

OPERATING EXPENSES:

   Salaries, wages, benefits .................   $  40,305,667   $  34,949,275   $ 119,163,588   $ 102,452,186

   Rent and purchased transportation .........       8,578,807      12,090,171      28,620,347      39,194,285

   Operations and maintenance ................      25,297,575      19,094,695      68,954,053      56,546,521

   Taxes and licenses ........................       2,143,218       2,265,221       6,638,458       6,263,920

   Insurance and claims ......................       2,562,377       3,384,300      10,454,595       9,919,671

   Communications and utilities ..............         886,416         946,331       2,828,948       2,763,214

   Depreciation ..............................       7,842,781       7,139,016      21,214,242      19,433,000

   Other operating expenses ..................       4,020,431       3,080,052      10,935,875       9,185,983

   (Gain) loss on disposal of fixed assets ...           2,085          23,802         (99,804)         (6,969)
                                                 -------------   -------------   -------------   -------------

                                                 $  91,639,357   $  82,972,863   $ 268,710,302   $ 245,751,811
                                                 -------------   -------------   -------------   -------------

              Operating income ...............   $  25,659,921   $  21,487,752   $  68,937,429   $  56,348,328

   Interest income ...........................         805,135         470,972       2,024,522       1,501,993
                                                 -------------   -------------   -------------   -------------

   Income before income taxes ................   $  26,465,056   $  21,958,724   $  70,961,951   $  57,850,321

   Federal and state income taxes ............       9,395,071       7,465,967      25,070,700      19,669,108
                                                 -------------   -------------   -------------   -------------

   Net income ................................   $  17,069,985   $  14,492,757   $  45,891,251   $  38,181,213
                                                 =============   =============   =============   =============

   Earnings per common share:

       Basic earnings per share ..............   $        0.23   $        0.19   $        0.61   $        0.51
                                                 =============   =============   =============   =============

   Basic weighted average shares
   outstanding ...............................      75,000,000      75,000,000      75,000,000      75,000,000
                                                 =============   =============   =============   =============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS

                                                 September 30,     December 31,
                                                      2004             2003
                                                 -------------    -------------
                                                  (unaudited)
CURRENT ASSETS

     Cash and short term investments .........   $ 239,497,693    $ 202,431,155
     Trade receivables .......................      39,552,428       36,836,728
     Prepaid tires ...........................       2,927,590        2,529,580
     Deferred income taxes ...................      24,894,000       21,308,000
     Other current assets ....................       1,685,726          673,101
                                                 -------------    -------------
                  Total current assets .......   $ 308,557,437    $ 263,778,564
                                                 -------------    -------------

PROPERTY AND EQUIPMENT .......................   $ 251,291,695    $ 232,650,992
     Less accumulated depreciation ...........      63,802,426       56,951,186
                                                 -------------    -------------
                                                 $ 187,489,269    $ 175,699,806
                                                 -------------    -------------
      OTHER ASSETS ...........................   $   9,016,455    $   8,928,186
                                                 -------------    -------------
                                                 $ 505,063,161    $ 448,406,556
                                                 =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable & accrued liabilities ..   $  16,762,333    $  15,684,826
     Accrued expenses ........................      62,967,658       53,724,940
     Income taxes payable ....................       5,747,683        7,720,875
                                                 -------------    -------------
             Total current liabilities .......   $  85,477,674    $  77,130,641
                                                 -------------    -------------

DEFERRED INCOME TAXES ........................   $  45,393,000    $  39,760,000
                                                 -------------    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Capital stock: Common, $.01 par value;
     authorized 395,000,000 shares; issued and
     outstanding 75,000,000 in 2004 and
     50,000,000 in 2003 ......................   $     750,000    $     500,000

     Additional paid-in capital ..............       8,510,305        8,510,305
     Retained earnings .......................     365,851,547      323,710,296
                                                 -------------    -------------
                                                 $ 375,111,852    $ 332,720,601
     Less unearned compensation ..............        (919,365)      (1,204,686)
                                                 -------------    -------------
                                                 $ 374,192,487    $ 331,515,915
                                                 -------------    -------------
                                                 $ 505,063,161    $ 448,406,556
                                                 =============    =============

                                 END OF REPORT